                                   EXHIBIT 11

                       ANALYSTS INTERNATIONAL CORPORATION


                                   EXHIBIT 11
                                  (Page 1 of 2)



                    CALCULATION OF PRIMARY EARNINGS PER SHARE




                                                           Year Ended June 30
                                                   ----------------------------------
                                                   1993           1994           1995
                                                   ----           ----           ----
Net earnings                                $ 8,266,000    $ 7,951,000    $11,256,000
                                              ---------      ---------     ----------
                                              ---------      ---------     ----------
Weighted average number of
common shares outstanding                     7,038,000      7,097,000      7,193,000
Dilutive effect of stock
 options outstanding after
 application of treasury
 stock method                                   132,000        115,000         81,000
                                              ---------      ---------         ------
                                              7,170,000      7,212,000      7,274,000
                                              ---------      ---------     ----------
                                              ---------      ---------     ----------
Net earnings per common
and common equivalent
share, based upon weighted
average number of shares
outstanding                                       $1.15          $1.10          $1.55
                                                   ----           ----           ----
                                                   ----           ----           ----


                        ANALYSTS INTERNATIONAL CORPORATION


                                   EXHIBIT 11
                                  (Page 2 of 2)



                 CALCULATION OF FULLY DILUTED EARNINGS PER SHARE



                                                           Year Ended June 30
                                                   ----------------------------------

                                                   1993           1994           1995
                                                   ----           ----           ----
Net earnings                                $ 8,266,000    $ 7,951,000    $11,256,000
                                              ---------      ---------     ----------
                                              ---------      ---------     ----------
Weighted average number of
common shares outstanding                     7,038,000      7,097,000      7,193,000
Dilutive effect of stock
 options outstanding after
 application of treasury
 stock method                                   132,000        122,000         97,000
                                              ---------      ---------         ------
                                              7,170,000      7,219,000      7,290,000
                                              ---------      ---------     ----------
                                              ---------      ---------     ----------
Net earnings per common
and common equivalent
share, based upon weighted
average number of shares
outstanding                                       $1.15          $1.10          $1.54
                                                   ----           ----           ----
                                                   ----           ----           ----


No significant variation in primary versus fully diluted earnings per share existed for the years 1993-1995.